PLS CPA, A PROFESSIONAL CORP.
<> 4725MERCURY STREET #210 <> SAN DIEGO <> CALIFORNIA 92111<>
<> TELEPHONE (858)722-5953 <> FAX (858) 858-761-0341 <> FAX (858) 433-2979
<> E-MAIL changgpark@gmail.com <>

November 1, 2016

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Re: Cataca Resources, Inc.

Dear Madame or Sir

On October 27, 2016 our appointment as auditor for Cataca Resources, Inc., ceased. We have read Cataca Resources Inc.’s statement included under Item 4.01 of its Form 8-K dated October 27, 2016 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA
____________________________
PLS CPA, A Professional Corp.
San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board